Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO
MASTER REPURCHASE AGREEMENT and second amendment to fee letter

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT AND SECOND AMENDMENT TO FEE LETTER, dated as of September 2, 2016 (this “Amendment”), by and between Barclays Bank PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”), RFT BB Loan, LLC (formerly known as ARC RFT BB Loan, LLC), a limited liability company organized under the laws of the State of Delaware, as seller (together with its successors and permitted assigns, “Seller”) and Realty Finance Trust, Inc. (formerly known as ARC Realty Finance Trust, Inc.), a corporation organized under the laws of the State of Maryland, as guarantor (“Guarantor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser and Seller are parties to (i) that certain Master Repurchase Agreement, dated as of September 5, 2014, as amended by that certain First Amendment to Master Repurchase Agreement and First Amendment to Fee Letter, dated as of May 12, 2016 (the “Existing Repurchase Agreement” and as amended by this Amendment, the “Repurchase Agreement”) and (ii) that certain Fee Letter, dated as of September 5, 2014, as amended by that certain First Amendment to Master Repurchase Agreement and First Amendment to Fee Letter, dated as of May 12, 2016 (the “Existing Fee Letter” and as amended by this Amendment, the “Fee Letter”);

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller and Guarantor derives benefits, directly and indirectly, from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated by the Repurchase Agreement and the other Transaction Documents;

WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Guaranty, dated as of September 5, 2014, as amended by that certain First Amendment to Guaranty, dated as of December 30, 2015, for the benefit of Purchaser (the “Guaranty”);

WHEREAS, Seller has requested an extension (the “Extension”) of the Termination Date; and

WHEREAS, Purchaser, Seller and Guarantor desire to evidence the Extension and to make certain other modifications to the Existing Repurchase Agreement and the Existing Fee Letter as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
Amendments

Section 1.              Amendments to the Existing Repurchase Agreement.

(a)           Article 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean the day that is the earlier of (i) the later of October 6, 2016, or, if the Termination Date Extension Conditions have been satisfied, March 6, 2017; or (ii) upon five (5) Business Days prior written notice from Seller to Purchaser so long as no Default or Event of Default has occurred or is continuing under the Agreements.

(b)          Article 3(i) of the Existing Repurchase Agreement is hereby amended by deleting in its entirety and replacing it with the following:

(i) Facility Expiration Extension. (i) Provided that all of the extension conditions listed in clause (ii) below (collectively, the “Termination Date Extension Conditions”) shall have been satisfied (A) the then-current Termination Date (each, a “Current Termination Date”) shall be extended in accordance with clause (i) of the definition of “Termination Date” and (B) the Repurchase Date for each Purchased Asset shall be extended to March 6, 2017. Seller shall provide notice to Purchaser at least five (5) Business Days prior to the date on which Seller intends to pay the Extension Fee pursuant to Article 3(i)(ii)(B).

(ii) For purposes of this Article 3(i), the Termination Date Extension Conditions shall be deemed to have been satisfied if:

(A) Seller shall have provided written notice to Purchaser not later than 5 p.m. ET on September 29, 2016 that Seller desires to extend the Termination Date and including a certification from Seller that it reasonably expects that the Termination Date Extension Conditions will be satisfied as of the applicable Current Termination Date;

(B) Purchaser shall have received, on or before the applicable Current Termination Date, payment from Seller, as consideration for Purchaser’s agreement to extend the then-current Termination Date, of an Extension Fee, such amount to be paid to Purchaser in Dollars, in immediately available funds, without deduction, set-off or counterclaim;

(C) either (i) the acquisition of the current external manager of Guarantor by a counterparty that is satisfactory to Purchaser in its sole and absolute discretion has been completed or (ii) the approval by the Board of Directors of Guarantor of a new external manager of Guarantor that is satisfactory to Purchaser in its sole and absolute discretion has been completed;

(D) no Material Adverse Effect, Default or Event of Default under this Agreement shall have occurred and be continuing as of the applicable Current Termination Date; and

(E) all representations and warranties made by Seller and Guarantor in the Transaction Documents (other than those contained in Article 9(b)(xiv)(D)) shall be true, correct, complete and accurate in all respects as of the applicable Current Termination Date.

Section 2.              Amendments to the Existing Fee Letter.

(a)           Section 1 of the Existing Fee Letter is hereby amended by deleting the definitions of “Exit Fee” in its entirety and replacing it with the following:

“Exit Fee” shall mean, a non-refundable fee that shall be deemed due, earned and payable when the outstanding Purchase Price for any Purchased Asset is repaid equal to the product of (a)(x) with respect to any repayment occurring on September 2, 2016, 0.50%, (y) with respect to any repayment occurring from but excluding September 2, 2016 through and including October 6, 2016, 1.00%, and (z) with respect to any repayment occurring after October 6, 2016, 2.00% and (b) the amount of Purchase Price repaid. In the event that, on or prior to December 31, 2016, any Purchased Asset is included in a securitization for which Purchaser or an affiliate of Purchaser acts as sole structuring agent and lead placement agent, the Exit Fee payable in connection with the repurchase of such Purchased Asset shall be credited to any structuring or placement fees payable by Seller or its affiliate to Purchaser or its affiliate in connection with such securitization.

(b)           Section 1 of the Existing Fee Letter is hereby amended by deleting the definition of “Extension Fee” in its entirety and replacing it with the following:

“Extension Fee” shall mean a non-refundable fee equal to the product of (i) 1.00% and (ii) the Maximum Facility Purchase Price (as same shall be reduced by the amount of any repayment occurring on September 2, 2016).

(c)           Section 1 of the Existing Fee Letter is hereby amended by deleting the definition of “Maximum Facility Purchase Price” in its entirety and replacing it with the following:

“Maximum Facility Purchase Price” shall mean $121,913,500.00, which represents the outstanding Purchase Price as of the beginning of the day on September 2, 2016 (for the avoidance of doubt, not taking into account any repayment occurring on September 2, 2016), and which shall be automatically reduced (but not increased) to equal the Purchase Price outstanding from time to time.

(d)          Section 1 of the Existing Fee Letter is hereby amended by deleting the definition of “Purchase Price Percentage” in its entirety and replacing it with the following:

“Purchase Price Percentage” shall mean, with respect to each Purchased Asset, the Purchase Price Percentage set by Purchaser for such Purchased Asset in its sole and absolute discretion, as the same shall be adjusted in accordance with the Pricing Matrix. The Purchase Price Percentage set by Purchaser for a Purchased Asset shall be specified in the related Confirmation and shall not exceed the percentage set forth in the column entitled “Maximum Purchase Price Percentage” in the Pricing Matrix for the applicable type of Purchased Asset during the applicable period. Notwithstanding the foregoing, nothing herein shall be construed to limit the ability of Purchaser to at any time re-determine the Market Value for any Purchased Asset.

(e)           Section 1 of the Existing Fee Letter is hereby amended by deleting the definition of “Spread” in its entirety and replacing it with the following:

“Spread” shall mean, with respect to a Transaction involving a Purchased Asset, the sum of (i) so long as no Event of Default shall have occurred and be continuing, the interest rate per annum set forth in the column entitled “Spread” in the Pricing Matrix for the applicable type of Purchased Asset or (ii) after the occurrence and during the continuance of an Event of Default, the rate per annum equal to the rate per annum set forth in clause (a) above plus 5%.

(f)           The Existing Fee Letter is hereby amended by adding the following Section 6 at the end thereof.

Section 6. Principal Payments.

If the Current Termination Date is extended in accordance with Article 3(i) of the Master Repurchase Agreement, Seller shall pay to Purchaser on any date occurring:

(i) from but excluding October 16, 2016 through and including October 21, 2016, an amount equal to $7,000,000; and

(ii) from but excluding October 21, 2016 through and including December 15, 2016, an amount equal to $25,000,000,

in each case to be applied by Purchaser to reduce the outstanding Repurchase Price of the Purchased Assets on a pro rata and pari passu basis, based on the outstanding Repurchase Price of each Purchased Asset. For the avoidance of doubt, each such payment shall be accompanied by the Exit Fee calculated at the 2.00% rate.

After September 2, 2016, other than the above required payments in reduction of the Repurchase Price, Seller shall not be permitted to make any other payments in reduction of the Repurchase Price for any Purchased Asset (other than (i) as a result of the repayment of a Purchased Asset, in whole or in part, by an Underlying Obligor, (ii) in order to cure a Margin Deficit or (iii) if Purchaser requires the repurchase of a Purchased Asset that ceases to be an Eligible Asset), unless Seller is reducing the aggregate outstanding Repurchase Price to zero and simultaneously repurchasing all of the Purchased Assets in accordance with the Repurchase Agreement.

(g)          Exhibit I to the Existing Fee Letter is hereby deleted in its entirety and replaced with Exhibit I to this Amendment.

ARTICLE II.
OTHER AGREEMENTS

(a)           On or prior to the date hereof, Seller shall pay to Purchaser an amount equal to (i) $10,000,000 to be applied by Purchaser to reduce the outstanding Repurchase Price of the Purchased Assets on a pro rata and pari passu basis, based on the outstanding Repurchase Price of each Purchased Asset plus (ii) the applicable Exit Fee.

(b)          On or prior to the date hereof, Seller shall pay to Purchaser, by wire transfer of immediately available funds, a non-refundable extension fee in an amount equal to $1,245,000.

(c)           Seller, Guarantor and Purchaser agree that, as of the date hereof, the “Repurchase Date” for each existing Purchased Asset under the Repurchase Agreement shall be October 6, 2016.

ARTICLE III.
Representations

(a)           Each of Seller and Guarantor hereby represents and warrants (as to itself) to Purchaser that, as of the date hereof:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization;

(ii) it is duly authorized to execute and deliver this Amendment and to perform its obligations under this Amendment and the other Transaction Documents to which it is a party, as modified hereby, and has taken all necessary action to authorize such execution, delivery and performance;

(iii) the execution, delivery and performance of this Amendment of the other Transaction Documents to which it is a party, as modified hereby, will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;

(iv) the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(v) this Amendment has been duly executed and delivered by it;

(vi) this Amendment and each other Transaction Document to which it is a party, as modified hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity; and

(vii) no consent, license, permit, notice, approval or authorization of, or registration, filing or declaration or other actions with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Amendment or any other Transaction Document to which it is a party, as modified hereby.

(b)          Seller hereby represents and warrants to Purchaser that, as of the date hereof, all representations and warranties made by it in Article 9 of the Existing Repurchase Agreement (other than those contained in Article 9(b)(xiv)(D) of the Existing Repurchase Agreement) are true and correct.

(c)           Guarantor hereby represents and warrants to Purchaser that, as of the date hereof, all representations and warranties made by it in Article IV of the Guaranty are true and correct.

ARTICLE IV.
CONDITIONS PRECEDENT

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent on or before the date hereof:

(a)          The representations and warranties of Seller and Guarantor set forth herein shall be true, correct, complete and accurate in all respects as of the date hereof;

(b)          Purchaser shall have received from Seller the amounts set forth in Articles 2(a) and (b) above; and

(c)           Seller shall have paid or reimbursed all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of counsel, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment and other costs and expenses due and payable as of the date hereof pursuant to Article 25(b) of the Repurchase Agreement.

ARTICLE V.
Governing Law

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE VI.
Miscellaneous

(a)           Limitations. This Amendment shall not constitute, and shall not be construed as, a waiver of any right or remedy of Purchaser under the Repurchase Agreement. All such rights and remedies are hereby expressly reserved by Purchaser.

(b)          Full Agreement. This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof.

(c)          Amendment. This Amendment may not be amended or otherwise modified, waived or supplemented except by an instrument in writing signed by the parties hereto.

(d)          Severability. Each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(e)           Binding Agreement; Successors and Assigns. This Amendment shall inure to the benefit of and the obligations hereunder shall be binding upon the parties hereto and their respective successors and assigns.

(f)           Headings. The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(g)          Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures (such as PDF files) shall constitute original signatures and are binding on all parties.

(h)          Transaction Document. This Amendment, the Existing Repurchase Agreement, as amended by this Amendment, and the Existing Fee Letter, as amended by this Amendment, are each a Transaction Document. Except as expressly amended or modified hereby, the Existing Repurchase Agreement, the Existing Fee Letter and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BARCLAYS BANK PLC, as Purchaser

By:	/s/ Michael Birajiclian
Name: Michael Birajiclian
Title: Authorized Signatory

RFT BB LOAN, LLC, as Seller

By:	/s/ Peter M. Budko
Name: Peter M. Budko
Title: Chief Executive Officer

REALTY FINANCE TRUST, INC., as Guarantor

By:	/s/ Peter M. Budko
Name: Peter M. Budko
Title: Chief Executive Officer

 Second Amendment to Master Repurchase Agreement and Second Amendment to Fee Letter

EXHIBIT I

PRICING MATRIX

Purchased Asset Type / Property Type	Maximum Purchase Price Percentage		Minimum DSCR (Total Debt)	As-Is LTV (Total Debt)	Spread
Mortgage Loans collateralized by Multifamily, Office, Retail and Industrial properties	September 2, 2016 through and including October 20, 2016	64.26%	1.10x	Less than 80%	Prior to October 6, 2016, 2.50% On and after October 6, 2016, 3.00%
	October 21, 2016 through and including December 14, 2016	60.24%
	On and after December 15, 2016	45.88%
Mortgage Loans collateralized by other property types	September 2, 2016 through and including October 20, 2016	59.67%	1.40x	Less than 50%	Prior to October 6, 2016, 2.75% On and after October 6, 2016, 3.25%
	October 21, 2016 through and including December 14, 2016	55.94%
	On and after December 15, 2016	42.61%
Mortgage Loans collateralized by other property types	September 2, 2016 through and including October 20, 2016	59.67%	1.15x	Greater than 50% but less than 75%	Prior to October 6, 2016, 3.00% On and after October 6, 2016, 3.50%
	October 21, 2016 through and including December 14, 2016	55.94%
	On and after December 15, 2016	42.61%